EXHIBIT 99.1

ChinaNet Online Holdings Reports Second Quarter 2014 Financial Results

BEIJING, Aug. 21, 2014 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) ("ChinaNet" or the "Company"), a leading B2B (business to business) Internet technology company providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced financial results for the second fiscal quarter of 2014.

Summary Financials

Second quarter 2014 Results (USD) (Unaudited)
	Q2 2014	Q2 2013	CHANGE
Sales	$10.4 million	$8.9 million	+17%
Gross Profit	$1.7 million	$3.6 million	-53%
Gross Margin	16.4%	40.5%	-60%
Net (Loss)/Income Attributable to ChinaNet	($1.3) million	0.4 million	--
EPS (Diluted)	($0.06)	$0.02	--

Second Quarter 2014 Financial Results

Revenues for the three months ended June 30, 2014 were $10.4 million compared to $8.9 million for the three months ended June 30, 2013, representing a 17% increase. New revenues from search engine marketing services, an integrated internet marketing service, offset declines in internet advertising, TV advertising and brand management and sales channel building services.

Second quarter 2014 Revenue Breakdown by Business Unit (USD in thousands)

	Q2 2014%		Q2 2013%		% Change
Internet Advertisement and Related Services	$8,228	79%	$5,436	61%	+51%
TV Advertisement	$1,812	18%	$2,489	28%	-27%
Bank Kiosks	$67	1%	$71	1%	-6%
Brand Mgmt. & Sales Channel Building	$254	2%	$896	10%	-72%

Revenue from internet advertisements, search engine marketing and other related technical services for the three months ended June 30, 2014 increased by 51% to $8.2 million compared to the same period a year ago. Search engine marketing services, designed to help customers optimize their online search marketing effectiveness and maximize the sales leads generated from our integrated internet marketing solutions, generated approximately $3.1 million of revenues in the second quarter of 2014. Management believes this service will help raise overall customer satisfaction, thereby increasing recurring revenues and market share from online advertising and marketing services in the future. Internet advertising revenues fell by 7% to $5 million due to fewer SME customers using its services as a result of slowing economic growth in China.

TV advertising revenue decreased by 27% to $1.8 million for the three months ended June 30, 2014 from $2.5 million for the same period in 2013. The decrease in TV advertising revenue was primarily due to the adoption of a restriction notice to TV shopping infomercials broadcasted in provincial satellite television stations, issued by the State Administration of Press, Publication, Radio, Film and Television of the People's Republic of China (the "SARFT") in October 2013, which further restricts the content, air time and duration of these infomercials. In response to these restrictions, management plans to cooperate with the television stations to develop and produce new forms of TV program which will replace TV shopping infomercials to help clients raise their brand and product awareness, and to develop non-TV shopping advertising customers. In addition, in response to uncertain business environment and policies, management shifted more resources into the online advertising business while maintaining the ongoing business relationship with some selected provincial satellite television stations.

Gross profit for the three months ended June 30, 2014 was $1.7 million compared to $3.6 million for the same period in 2013. Gross margin was 16%, down from 41% in the second quarter of 2013. This decrease is a direct result of the decrease in the gross margin of the internet advertising business to 23% from 51% for the same period last year and lower margins for the new search engine marketing services.

Operating expenses increased by 6% to $3.0 million compared to $2.8 million for the second quarter of 2013. General and administrative expenses decreased by 41% to $1.0 million as a result of decrease in allowance for doubtful accounts and overall cost reduction plan executed by management during the period. Selling expenses increased to $1.5 million from $0.6 million for the second quarter of 2013, which was primarily due to the increase in brand building expenses for promoting our websites and services to enhance brand awareness. The Company incurred an operating loss of $1.3 million for the three months ended June 30, 2014 compared to an operating profit of $0.8 million in the same period a year ago.

Net loss attributable to ChinaNet for the three months ended June 30, 2014 was $1.3 million and loss per share was $0.06, compared to a net income of $0.4 million and earnings per share of $0.02 in the second quarter of 2013.

Second Half 2014 Financial Results

Revenues for the six months ended June 30, 2014 were $15.5 million, a decrease of 2% from $15.9 million for the same period a year ago. New revenues from search engine marketing services offset declines in sales from internet advertising, TV advertising and brand channel management.

Gross profit and gross profit margin was $3.1 million and 19.7%, respectively, for the first six months of 2014. Operating expenses fell by 8% to $5 million compared to $5.4 million for the first six months of 2013. The Company reported an operating loss of $1.9 million in the first half of 2014.

Net loss attributable to ChinaNet common shareholders and net loss per share was $2.0 million and $0.09 for the six months ended June 30, 2014. The weighted average diluted shares outstanding were 22.4 million shares.

Balance Sheet and Cash Flow

The Company had $2.7 million in cash and cash equivalents as of June 30, 2014, compared to $3.4 million as of December 31, 2013, working capital of $21.5 million, compared to $24.0 million as of December 31, 2013, and a current ratio of 2.9 to 1, compared to 3.3 to 1 as of December 31, 2013. Accounts receivable net balance decreased by 33% to $5.2 million as of June 30, 2014, compared to $7.7 million as of December 31, 2013. Total shareholders' equity of ChinaNet was $42.9 million at June 30, 2014 compared to $45.1 million at December 31, 2013.

The Company had a $0.9 million of cash outflows from operations in the six months ended June 30, 2014 compared to a $0.02 million of cash outflows in the first six months of 2013. The increase in cash outflows from operations was primarily due to the increase in deposit and prepayment to internet resource suppliers as a result of expanded cooperation with the key search engine in China.

Business Updates

ChinaNet regained compliance with NASDAQ's filing requirements set forth in Listing Rule 5250(c)(1) on July 24, 2014 after it filed its Form 10-Q for the period ended March 31, 2014 on July 17, 2014.

ChinaNet cooperates with the major search engines to perform search engine marketing and related value-added services for its clients. In order to secure and further enhance the business relationship with Baidu, Inc. ("Baidu"), China's largest online search engine, the Company signed a one-year agreement with Baidu for approximately $29 million to optimize the search advertising campaigns run on behalf of ChinaNet's clients through Baidu's search engine.

Liansuo.com, one of ChinaNet's online advertising portals, collaborated with Entrepreneur Magazine to host the "2014 Franchise China 50" conference in Beijing, China on August 5, 2014. This conference gathered executives and management from premier franchise enterprises and investors across the country to share their experience and elect the 50 fastest growth enterprises. This was a great platform for Liansuo.com to expand its brand awareness in China franchise industry. Liansuo also took this opportunity to introduce more ChinaNet clients to the market and investors.

Conference Call

Management will host a conference call with investors at 8:30 am ET on August 21, 2014.

Date:	Thursday, August 21, 2014
Time:	8:30 a.m. Eastern Time
Conference Line (U.S.):	1-888-455-2263
International Dial-In:	1-719-457-2664
Conference ID:	6502897
Webcast:	http://public.viavid.com/index.php?id=110668

A power point presentation will be available for downloading on the date of the conference call on ChinaNet's corporate website www.chinanet-online.com under Investor Relations-News/Events-Events and Presentations.

Please dial in at least 10 minutes before the call to ensure timely participation.

A playback of the call will be available until 11:59 pm Eastern Time on September 4, 2014. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 6502897.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading B2B (business to business) Internet technology company focusing on providing O2O (online to offline) sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com and Liansuo.com, TV commercials and program production via China-Net TV, and offline brand management and sales channel building services. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for number of shares and per share data)

	June 30,	December 31,
	2014	2013
	(US $)	(US $)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,723	$3,442
Term deposit	3,443	3,467
Accounts receivable, net	5,169	7,673
Other receivables, net	2,603	4,299
Prepayment and deposit to suppliers	18,041	14,692
Due from related parties	412	502
Other current assets	88	27
Deferred tax assets-current	168	153
Total current assets	32,647	34,255
Investment in and advance to equity investment affiliates	781	845
Property and equipment, net	875	1,057
Intangible assets, net	5,447	6,015
Deposit and prepayment for purchasing of software technology	3,281	2,453
Goodwill	11,368	11,450
Deferred tax assets-non current	881	759
Total Assets	$55,280	$56,834
Liabilities and Equity
Current liabilities:
Short term bank loan *	$812	$818
Accounts payable *	412	421
Advances from customers *	1,012	995
Accrued payroll and other accruals *	523	676
Due to noncontrolling interest of VIE *	715	--
Taxes payable *	7,152	7,029
Other payables *	526	288
Total current liabilities	11,152	10,227
Long-term liabilities:
Deferred tax liability-non current *	1,317	1,439
Long-term borrowing from director	142	143
Total Liabilities	12,611	11,809
Commitments and contingencies
Equity:
ChinaNet Online Holdings, Inc.'s stockholders' equity
Common stock (US$0.001 par value; authorized 50,000,000 shares; issued and outstanding 22,376,540 shares at June 30, 2014 and December 31, 2013)	22	22
Additional paid-in capital	19,887	19,870
Statutory reserves	2,602	2,602
Retained earnings	16,966	18,965
Accumulated other comprehensive income	3,407	3,689
Total ChinaNet Online Holdings, Inc.'s stockholders' equity	42,884	45,148
Noncontrolling interests	(215)	(123)
Total equity	42,669	45,025
Total Liabilities and Equity	$55,280	$56,834

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME
(In thousands, except for number of shares and per share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2014	2013	2014	2013
	(US $)	(US $)	(US $)	(US $)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales
From unrelated parties	$15,361	$15,767	$10,179	$8,777
From related parties	183	174	182	115
	15,544	15,941	10,361	8,892
Cost of sales	12,487	9,757	8,665	5,290
Gross margin	3,057	6,184	1,696	3,602
Operating expenses
Selling expenses	2,095	1,390	1,506	602
General and administrative expenses	2,009	3,146	1,022	1,744
Research and development expenses	892	912	442	463
	4,996	5,448	2,970	2,809
(Loss)/income from operations	(1,939)	736	(1,274)	793
Other income (expenses)
Interest income	60	64	29	32
Interest expense	(32)	--	(16)	--
Other expenses	(3)	(2)	(2)	(1)
	25	62	11	31
(Loss)/income before income tax expense, equity method investments and noncontrolling interests	(1,914)	798	(1,263)	824
Income tax expense	(120)	(268)	(72)	(354)

(Loss)/income before equity method investments and noncontrolling interests	(2,034)	530	(1,335)	470
Share of losses in equity investment affiliates	(58)	(125)	(43)	(54)
Net (loss)/income	(2,092)	405	(1,378)	416
Net loss attributable to noncontrolling interests	93	59	47	18

Net (loss)/income attributable to ChinaNet Online Holdings, Inc.	(1,999)	464	(1,331)	434

Net (loss)/income	(2,092)	405	(1,378)	416
Foreign currency translation (loss)/gain	(281)	828	43	613
Comprehensive (Loss)/income	$ (2,373)	$1,233	$ (1,335)	$1,029
Comprehensive loss attributable to noncontrolling interests	92	47	47	9
Comprehensive (loss)/income attributable to ChinaNet Online Holdings, Inc.	$ (2,281)	$1,280	$ (1,288)	$1,038
(Loss)/earnings per share
(Loss)/earnings per common share
Basic	$ (0.09)	$0.02	$ (0.06)	$0.02
Diluted	$ (0.09)	$0.02	$ (0.06)	$0.02

Weighted average number of common shares outstanding:
Basic	22,376,540	22,193,391	22,376,540	22,200,166
Diluted	22,376,540	22,193,391	22,376,540	22,200,166

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Six Months Ended June 30,
	2014	2013
	(US $)	(US $)
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net (loss)/income	$ (2,092)	$405
Adjustments to reconcile net (loss)/income to net cash used in operating activities
Depreciation and amortization	715	840
Share-based compensation expenses	17	21
Allowances for doubtful accounts	(30)	787
Share of losses in equity investment affiliates	58	125
Deferred taxes	(257)	(437)
Changes in operating assets and liabilities
Accounts receivable	2,484	(1,781)
Other receivables	1,285	(701)
Prepayment and deposit to suppliers	(3,460)	258
Due from related parties	86	(160)
Other current assets	(62)	32
Accounts payable	(6)	142
Advances from customers	24	(274)
Accrued payroll and other accruals	(151)	32
Other payables	271	(45)
Taxes payable	174	736
Net cash used in operating activities	(944)	(20)
Cash flows from investing activities
Purchases of vehicles and office equipment	(15)	(60)
Prepayment/deposit for purchasing of software technology	(846)	(800)
Repayment of short-term loan from unrelated entities	390	--
Payment for acquisition of VIEs	--	(1,280)
Net cash used in investing activities	(471)	(2,140)
Cash flows from financing activities
Short-term loan from noncontrolling interest of VIE	717	--
Net cash provided by financing activities	717	--
Effect of exchange rate fluctuation on cash and cash equivalents	(21)	69
Net decrease in cash and cash equivalents	(719)	(2,091)
Cash and cash equivalents at beginning of the period	3,442	5,483
Cash and cash equivalents at end of the period	$2,723	$3,392
CONTACT: MZ North America
         Ted Haberfield, President
         Direct: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us